QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Post-Effective Amendment No. 7 to Form S-1 of Advanstar, Inc. of our report dated June 10, 2003, except Note 10, which is as of October 1, 2003, relating to the financial statements of Thomson Healthcare Magazines, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 12, 2004

QuickLinks

  Exhibit 23.2.1
CONSENT OF INDEPENDENT ACCOUNTANTS